CONSULTING AGREEMENT


          THIS CONSULTING AGREEMENT (the "Agreement") is made this 27th day of October, 2005, by and among Alpine Air Express, Inc., a Delaware corporation ("Alpine"); and Smith Consulting Services, Inc., a Utah corporation ("SCS").

                            WITNESSETH:

                              RECITALS

          WHEREAS, SCS is a financial and business consulting firm with substantial expertise in the areas encompassing the consulting services (the "Consulting Services") that are outlined below in Section 1 hereof;

          WHEREAS, the respective Boards of Directors of Alpine and SCS have deemed it to be in their mutual best interests that Alpine engage SCS to perform the Consulting Services; and

          WHEREAS, Alpine desires to engage SCS to perform the Consulting Services, and SCS desires to be engaged by Alpine to perform the Consulting Services;

           NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                             Section 1

                      Engagement for Services

          1.1 Term. The term of this Agreement shall be a period of two years.

          1.2 Description of Services. SCS shall provide advice and counsel regarding Alpine's strategic business plan, strategy and negotiations with potential business partners, corporate planning, director and executive officer nomination and election and other general business consulting needs as reasonably requested by Alpine, including, but not limited to:

          (a) the design and implementation of a planned three for one (3:1) stock dividend;

          (b) the design, implementation and introduction to a party or parties (including broker/dealers and investment funds or others) who may be willing on a "best efforts" basis to raise Alpine approximately $ 500,000 to $1,000,000 during the calendar year ended December 31, 2005, or to the first quarter ended March 31, 2006, by the sale of debt or equity securities; and

          (c) the design, implementation and introduction to a party or parties (including broker/dealers and investment funds or others) who may be willing on a "best efforts basis" to raise Alpine approximately $3,000,000 to $5,000,000 by the end of the calendar year ended December 31, 2006, by the sale of debt or equity securities.


          1.3 Compensation. SCS shall receive 948,488 shares of Alpine's common stock that are "restricted securities" as defined in Rule 144, amounting to 7.85% of the total outstanding shares of common stock of Alpine that are then outstanding, without taking into account the 108,102 shares of common stock that SCS currently owns, and without deducting an aggregate of approximately 200,000 shares anticipated to be transferred to Michael Dancy, Leonard W. Burningham, Esq. and David E. Nelson, 66,667 shares each (the "Compensation Shares") or 9.5% of the 11,122,000 shares that are currently issued and outstanding.

          1.4 Restrictions on the Resale of the Common Stock Compensation. Without the written consent of Alpine, SCS shall be restricted from selling two-thirds (2/3rds) of the Compensation Shares for a period of two (2) years from the execution and delivery of this Agreement, excluding from this computation, 200,000 of the shares that will be issued to SCS and that will be transferred to Messrs. Dancy, Burningham and Nelson as aforesaid and which 200,000 shares will be excluded from any computations regarding the two-thirds (2/3rds) of the Compensation Shares that have to be held for a period of two
(2) years. A stock certificate representing this two thirds 2/3rds) amount of the Compensation Shares shall be imprinted with an appropriate legend indicating these resale restrictions.

          1.5 Private Placement. If SCS has the opportunity to sell any portion of its Compensation Shares during the two (2) year period from the execution and delivery of this Agreement, SCS shall provide Eugene R. Mallette and Bill Distefano of Alpine an opportunity to share equally in any such sale, on a basis of one-third (1/3) each; provided, however, that Messrs. Mallette and Distefano shall have ten (10) days notice within which to determine whether they wish to participate in any such sale; and provided, further, however, that in the event that Messrs. Mallette and Distefano determine not to so participate and the share purchase agreements respecting such purchase and/or sale require the purchasers thereof to commence a new holding period for all purposes of Rule 144, then the consent of Alpine to effect such sale by SCS shall be deemed to have been given.

                         Section 2

             Representations and Warranties of Alpine

          Alpine represents and warrants to, and covenants with, SCS, as follows:

          2.1 Corporate Status; Compliance with Securities Laws. Alpine is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          2.2 SEC Reports. Alpine is a publicly-held company that is a "reporting issuer" under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the reports/registration statements of Alpine that have been filed with the Securities and Exchange Commission (the "SEC") during the past 12 months are true and correct in every material respect.

          2.3 Corporate Authority. Alpine has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

          2.4 Due Authorization. Execution of this Agreement and performance by Alpine hereunder have been duly authorized by all requisite corporate action on the part of Alpine, and this Agreement constitutes a valid and binding obligation of Alpine and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Alpine, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable.

                              Section 3

          Representations, Warranties and Covenants of SCS

          SCS represents and warrants to, and covenant with, Alpine, as follows:

          3.1 Corporate Status. SCS is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is licensed or qualified as a foreign corporation in all states or foreign countries and provinces in which the nature of SCS's business or the character or ownership of SCS properties makes such licensing or qualification necessary.

          3.2 Corporate Authority. SCS has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

          3.3 Due Authorization. Execution of this Agreement and performance by SCS hereunder have been duly authorized by all requisite corporate action on the part of SCS, and this Agreement constitutes a valid and binding obligation of SCS and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of SCS, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable.

          3.4 Access to Information Regarding Alpine. SCS acknowledges that it has had access to the SEC Reports; that it has had a reasonable opportunity to review the SEC Reports and to discuss them, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Alpine, and with the legal and accounting firms of Alpine, with respect to the information contained in the SEC Reports; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

          3.5 "Accredited Investor." SCS is an "accredited investor" as that term is defined under Rule 506 of the SEC.

          3.6 Investment Intent. The SCS Stockholders and the SCS Option Holders are acquiring the securities to be exchanged and delivered to them under this Agreement for investment and not with a view to the sale or distribution thereof, and they have no commitment or present intention to sell
or distribute the Alpine securities to be received hereunder.   The SCS
Stockholders shall execute and deliver to Alpine on the Closing an Investment Letter attached hereto as Exhibit F and incorporated herein by reference.

                              Section 4

                             Termination

          This Agreement may be terminated (1) by mutual consent in writing;
(2) by either the directors of Alpine or SCS if there has been a material misrepresentation or material breach of any warranty or covenant by the other party, provided that the defaulting party shall have 10 days within which to cure any such default following notice thereof by the non-defaulting party; or
(3) by either the directors of Alpine or SCS, on 30 days written notice, without cause, provided that such termination will not affect the obligation of Alpine to pay SCS any consideration payable to SCS on the execution and delivery of this Agreement in shares of common stock of Alpine that are "restricted securities" as defined in Rule 144 of the SEC.

                              Section 5

                         General Provisions

          5.1 Further Assurances. At any time, and from time to time, after the execution and delivery of this Agreement, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

          5.2 Expenses. Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the contemplated transactions, including all fees and expense of its representatives.

          5.2 Waiver; Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

          5.3 Brokers. Each party represents to the other parties hereunder that no broker or finder has acted for it in connection with this Agreement, and agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by he/she/it.

          5.4 Notices. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid);
(b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

          If to Alpine:            3450 Alpine Air Way
                                   Provo, Utah 84601

          If to SCS:               455 East 500 South, Suite 201
                                   Salt Lake City, Utah 84111.

          5.5 Entire Agreement and Modification. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and other documents delivered pursuant to this Agreement), and is a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

          5.6 Headings. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

          5.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern. Any actions permitted hereunder shall be brought only in the courts situated in the State of Utah, in Salt Lake or Utah County.

          5.8 Assignments, Successors and No Third-Party Rights. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 5.8.

          5.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

          5.10 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

          5.11 Arbitration.   All disputes under this Agreement shall be
settled by arbitration in Salt Lake City, Utah before a single arbitrator pursuant to the rules of the American Arbitration Association (the "Association"). Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section 5.11. The arbitrator shall be selected by the joint agreement of the parties, but if they do not so agree within twenty (20) days after the date of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reason for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. The arbitrator shall award to the prevailing party, as determined by the arbitrator, all of its costs and fees. "Costs and Fees" shall mean all reasonable pre-award expenses of arbitration, including the arbitrator's fees, travel expenses and attorney's fees.

          5.12 Default. In the event of any default hereunder, the prevailing party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable attorney's fees and related costs. Also, In the event either of the parties should default in their performance of the terms and conditions of the Agreement, and such default should remain uncured for a period of ten (20) days after service of notice of default on the defaulting party, the other party may commence arbitration proceedings in accordance with the provisions of Section 5.11 herein for such remedies to which they may be entitled under Utah law.


          IN WITNESS WHEREOF, the parties have executed this Consulting Agreement effective the date of the latest signature hereof.

                               ALPINE AIR EXPRESS, INC.


 Date: 10/27/05.                By /s/ Eugene R. Mallette
                                  Eugene R. Mallette, CEO


                               SMITH CONSULTING SERVICES, INC.


 Date: 10/27/05.               By /s/Karl Smith
                                  Karl Smith, President